UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 15, 2009
WRIGHT MEDICAL GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	000-32883	13-4088127
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

5677 Airline Road, Arlington, Tennessee	38002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (901) 867-9971
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report amends our current report on Form 8-K filed with the Securities and Exchange Commission on October 20, 2009, to disclose an estimate for each major type of cost associated with our restructuring of our operations in Créteil, France. Management has revised its estimate of total restructuring costs and reflected the lower estimate in this amended Form 8-K.

Item 2.05	Costs Associated with Exit or Disposal Activities.
On October 15, 2009, executive management formally approved plans to change our French distribution and support model by migrating all relevant French distribution and support functions into our European organization, based out of our European Headquarters in Amsterdam, The Netherlands and subsequently close our distribution and finance support office in Créteil, France.
Management estimates the pre-tax restructuring costs related to the closing of our distribution and finance support office in Créteil, France to be in the range of approximately $3 million to $4 million. These cash and non-cash charges include severance and benefits costs, contract termination charges, external legal and professional fees, and other costs.
On December 18, 2009, management determined its estimate of restructuring charges by category type, as follows:
•	Severance and other termination benefits are estimated to range from $1.0 million to $1.5 million.
•	Contract termination charges are estimated to range from $1.0 million to $1.5 million.
•	External legal and professional fees are estimated to total approximately $0.5 million.
•	Other restructuring related costs are estimated to total approximately $0.5 million.
While we expect that the closure of this facility will be substantially completed by the end of this year, and while we are working to complete other restructuring-related activities in order to record the majority of the remaining charges in the fourth quarter of 2009, it is likely that a portion of the remaining restructuring charges will be recognized in 2010.
This Form 8-K/A contains “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. Such risks and uncertainties include those discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008, under the heading, “Risk Factors” and our subsequently filed Exchange Act reports). Readers should not place undue reliance on forward-looking statements. Such statements are made as of the date of this press release, and we undertake no obligation to update such statements after this date.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: December 22, 2009

WRIGHT MEDICAL GROUP, INC.
By:	/s/ Gary D. Henley
Gary D. Henley
President and Chief Executive Officer

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